UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 8, 2013 (April 8, 2013)

HERTZ GLOBAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-33139	20-3530539
(State of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

225 Brae Boulevard

Park Ridge, New Jersey 07656-0713

(Address of principal executive

offices, including zip code)

(201) 307-2000

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On April 8, 2013, The Hertz Corporation (“Hertz”), a wholly-owned subsidiary of the registrant, Hertz Global Holdings, Inc., entered into Amendment No. 2 (the “Amendment”) to that certain Credit Agreement, dated as of March 11, 2011, between Hertz, as borrower, and Deutsche Bank AG New York Branch, as administrative agent and collateral agent, Wells Fargo Bank, National Association, as syndication agent, Bank of America, N.A., Barclays Bank PLC, Citibank, N.A., Credit Agricole Corporate and Investment Bank and JPMorgan Chase Bank, N.A., as co-documentation agents, and the other financial institutions party thereto from time to time (as amended, the “Senior Term Facility”), primarily to reduce the interest rate applicable to a portion of the outstanding term loans under the Senior Term Facility.

Prior to the Amendment, approximately $1.372 billion of tranche B term loans (the “Tranche B Term Loans”) under the Senior Term Facility bore interest at a floating rate measured by reference to, at Hertz’s option, either (i) an adjusted London inter-bank offered rate not less than 1.00 percent plus a borrowing margin of 2.75 percent per annum or (ii) an alternate base rate plus a borrowing margin of 1.75 percent per annum.  Pursuant to the Amendment, certain of the existing lenders under the Senior Term Facility converted their existing Tranche B Term Loans into a new tranche of tranche B-2 term loans (the “Tranche B-2 Term Loans”) in an aggregate principal amount, along with new loans advanced by certain new lenders, of approximately $1.372 billion.  The proceeds of Tranche B-2 Term Loans advanced by the new lenders were used to prepay in full all of the Tranche B Term Loans that were not converted into Tranche B-2 Term Loans.

The Tranche B-2 Term Loans bear interest at a floating rate measured by reference to, at Hertz’s option, either (i) an adjusted London inter-bank offered rate not less than 0.75 percent plus a borrowing margin of 2.25 percent per annum or (ii) an alternate base rate plus a borrowing margin of 1.25 percent per annum

The Tranche B-2 Term Loans will be secured by the same collateral and guaranteed by the same guarantors as the existing term loans under the Senior Term Facility.  The Tranche B-2 Term Loans will, like the existing term loans under the Senior Term Facility, mature on March 11, 2018.  Voluntary prepayments of the Tranche B-2 Term Loans are permitted at any time, in minimum principal amounts, without premium or penalty, subject to a 1.00 percent premium payable in connection with certain repricing transactions within the first six months. The other terms of the Tranche B-2 Term Loans are also generally the same as the terms of the existing term loans under the Senior Term Facility.

The foregoing descriptions of the Amendment and the Tranche B-2 Term Loans are qualified in their entirety by reference to the Amendment, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits. The following Exhibits are filed herewith as part of this report:

Exhibit 99.1

Amendment No. 2, dated as of April 8, 2013, to that certain Credit Agreement, dated as of March 11, 2011, among The Hertz Corporation, the several banks and financial institutions parties thereto as Lenders, and Deutsche Bank AG New York Branch, as Administrative Agent.

Exhibit 99.2	Press Release of Hertz Global Holdings, Inc. announcing the repricing of a portion of the outstanding term loans under the Senior Term Facility, dated April 8, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC.
(Registrant)

	By:	/s/ Elyse Douglas
	Name:	Elyse Douglas
	Title:	Executive Vice President and Chief Financial Officer

Date: April 8, 2013

EXHIBIT INDEX

Exhibit Number	Description

99.1

Amendment No. 2, dated as of April 8, 2013, to that certain Credit Agreement, dated as of March 11, 2011, among The Hertz Corporation, the several banks and financial institutions parties thereto as Lenders, and Deutsche Bank AG New York Branch, as Administrative Agent.

99.2	Press Release of Hertz Global Holdings, Inc. announcing the repricing of a portion of the outstanding term loans under the Senior Term Facility, dated April 8, 2013.